Exhibit 99.906 CERT

certification

Richard Malinowski, Principal Executive Officer/President, and Christopher Roleke, Principal Financial Officer/Treasurer of Exchange Listed Funds Trust (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2026, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President	Principal Financial Officer/Treasurer
Exchange Listed Funds Trust	Exchange Listed Funds Trust

/s/ Richard Malinowski	/s/ Christopher W. Roleke
Richard Malinowski	Christopher W. Roleke
Date: August 25, 2026	Date: August 25, 2026

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.